UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2010

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada		L4V1H6

5519 West Idlewild Avenue Tampa, Florida, United States		33634
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(905) 672-1900 (813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 11, 2010, Cott Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. (“Deutsche Bank”), J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Underwriters”) for the sale of 11,600,000 of the Company’s common shares, no par value, for U.S.$5.60 per share. In connection with the offering, the Company has granted to the Underwriters an option for 30 days to purchase an additional 1,740,000 common shares to cover over-allotments, if any. The offering is being made pursuant to an effective shelf registration statement on Form S-3 (Registration Statement No. 333-159617) and a related prospectus supplement filed with the Securities and Exchange Commission.

Pursuant to the Underwriting Agreement, the Company and each executive officer and director of the Company agreed not to, without the prior written consent of Deutsche Bank on behalf of the Underwriters (such consent not to be unreasonably withheld), create, issue, sell or otherwise lend, transfer or dispose of any common shares or other securities exchangeable or convertible into common shares (or agreement for such) for a period of 60 days after the closing of the offering, other than as provided under the terms of the Underwriting Agreement.

The Company intends to use the net proceeds from the offering to fund a portion of the purchase price and related fees and expenses for the previously announced and pending acquisition of substantially all of the assets and liabilities of Cliffstar Corporation and its affiliated companies (the “Cliffstar Acquisition”). The Company intends to finance the remaining portion of the Cliffstar Acquisition through a draw-down on its asset based lending facility, which the Company intends to amend or refinance in connection with the Cliffstar Acquisition to, among other things, increase the amount of borrowings available under such facility, as well as a previously announced private offering of $375.0 million aggregate principal amount of senior notes.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the actual Underwriting Agreement, which is filed as Exhibit 1.1 to this Form 8-K.

Item 7.01.	Regulation FD Disclosure

On August 12, 2010, the Company issued a press release regarding the pricing of the underwritten public offering of common shares. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement among the Company, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated dated August 11, 2010.

99.1	Press release, dated August 12, 2010, issued by the Company regarding the pricing of the underwritten public offering of common shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation
(Registrant)

August 12, 2010

	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement among the Company, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated dated August 11, 2010.

99.1	Press release, dated August 12, 2010, issued by the Company regarding the pricing of the underwritten public offering of common shares.